EXHIBIT 99.1

Parker Drilling Reports 2017 First Quarter Results
HOUSTON, May 2, 2017 - Parker Drilling Company (NYSE: PKD) today announced results for the first quarter ended March 31, 2017, including a reported net loss of $39.8 million, or a $0.31 loss per share, on revenues of $98.3 million.
First quarter Adjusted EBITDA was $5.4 million.
“Parker continues to execute well in a difficult market and our first quarter results were in line with our expectations,” said Gary Rich, the Company’s Chairman, President and CEO. “Activity in the U.S. for both our rental tools and barge businesses improved in the first quarter. Our U.S. rental tools business performed well as U.S. land revenue growth of 37 percent outpaced U.S. land rig count growth of 27 percent and incremental margins for the segment, including land and offshore, were 67 percent. In the U.S. barge business, we mobilized one barge rig during the quarter and began operating two additional barge rigs in April. We are also in ongoing discussions to place up to two additional barge rigs into service by the middle of this year.
“Internationally, we believe our drilling activity is at or near the bottom and we continue to see positive indicators across select markets for projects with anticipated start-ups in late 2017 and into 2018. In our international rentals business, the startup of several new well construction contracts have now commenced and should positively impact activity going forward.
"We also successfully completed a $75 million concurrent equity offering during the first quarter. We believe the offering makes us a stronger company by allowing us to be more aggressive in the recovery; giving us greater flexibility to invest in growth opportunities, pursue strategic acquisitions, and fund the working capital needed to support growth. We are encouraged by the positive signals we are seeing across all our business lines and we believe we are well positioned to capitalize on these to drive improving financial performance,” concluded Rich.
First Quarter Review
Parker Drilling’s revenues for the 2017 first quarter, compared with the 2016 fourth quarter, increased 4.6 percent to $98.3 million from $94.0 million. Operating gross margin excluding depreciation and amortization expense (gross margin) decreased 7.4 percent to $12.5 million from $13.5 million and gross margin as a percentage of revenues was 12.7 percent, compared with 14.4 percent for the 2016 fourth quarter.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, first quarter revenues increased 3.4 percent to $64.4 million from $62.3 million for the 2016 fourth quarter. Gross margin decreased 25.9 percent to $8.0 million from $10.8 million, and gross margin as a percentage of revenues was 12.4 percent, compared with 17.3 percent for the prior period. Contracted backlog was $323 million at the end of the first quarter compared with $379 million at the end of the fourth quarter.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues increased 50.0 percent to $1.2 million from $0.8 million for the 2016 fourth quarter. Gross margin increased 11.8 percent to a $3.0 million loss from a loss of $3.4 million for the 2016 fourth quarter. The increase in revenues and gross margin improvement were primarily the result of slightly increased activity.
International & Alaska Drilling
International & Alaska Drilling segment revenues increased 2.8 percent to $63.2 million from $61.5 million for the 2016 fourth quarter. Gross margin was $11.0 million, a 22.5 percent decrease from 2016 fourth quarter gross margin of $14.2 million. The increase in revenues was attributable to an increase in reimbursable revenues. The decrease in gross margin was primarily attributable to an O&M contract that was completed in the quarter and increased operating expenses that were largely due to the timing of certain payroll taxes as well as cost benefits realized in the fourth quarter that did not repeat in the first quarter.
Rental Tools Services
For the Company’s Rental Tools Services business, which is comprised of the U.S. Rental Tools and International Rental Tools segments, first quarter revenues increased 6.6 percent to $33.8 million from $31.7 million for the 2016 fourth quarter. Gross margin increased 63.0 percent to $4.4 million from $2.7 million, and gross margin as a percentage of revenues was 13.0 percent compared with 8.5 percent for the prior period.
U.S. Rental Tools
U.S. Rental Tools segment revenues increased 25.5 percent to $20.2 million, from $16.1 million for the 2016 fourth quarter. Gross margin increased 70.0 percent to $6.8 million from $4.0 million for the 2016 fourth quarter. The increases in revenues and gross margin were driven by increased oil & gas activity in the U.S. land drilling market and select price increases.

International Rental Tools
International Rental Tools segment revenues decreased 12.8 percent to $13.6 million from $15.6 million for the 2016 fourth quarter. Gross margin decreased 84.6 percent to a $2.4 million loss from a $1.3 million loss for the 2016 fourth quarter. The decreases in revenues and in gross margin were attributable to reduced rental activity in Europe and West Africa.
Consolidated
General and Administrative expenses were $7.0 million for the 2017 first quarter, down from $9.1 million for the 2016 fourth quarter. The decrease was primarily due to incentive plan adjustments during the 2017 first quarter and a severance charge taken in the 2016 fourth quarter that did not repeat in the first quarter.
Capital expenditures in the first quarter were $14.5 million.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, May 3, 2017, to review first quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling First Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone through May 10, 2017 at (+1) (201) 612-7415, conference ID 13658797#.

Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact: Jason Geach, Vice President, Investor Relations & Corporate Development, (+1) (281) 406-2310, jason.geach@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS:
Current Assets
Cash and Cash Equivalents	$149,688	$119,691
Accounts and Notes Receivable, net	118,114	113,231
Rig Materials and Supplies	35,053	32,354
Other Current Assets	23,092	21,042
Total Current Assets	325,947	286,318

Property, Plant and Equipment, net	676,881	693,439

Other Assets
Deferred Income Taxes	74,416	70,309
Other Assets	52,311	53,485
Total Other Assets	126,727	123,794

Total Assets	$1,129,555	$1,103,551

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts Payable and Accrued Liabilities	$93,709	$102,921
Total Current Liabilities	93,709	102,921

Long-Term Debt, net of debt issuance costs	576,728	576,326

Deferred Tax Liability	72,849	69,333

Other Long-Term Liabilities	12,828	15,836

Total Stockholders’ Equity	373,441	339,135

Total Liabilities and Stockholders’ Equity	$1,129,555	$1,103,551

PARKER DRILLING COMPANY
Consolidated Statements Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended December 31,
	Three Months Ended March 31,
	2017	2016	2016

Revenues	$98,271	$130,503	$94,025

Expenses:
Operating Expenses	85,814	108,117	80,529
Depreciation and Amortization	32,202	35,814	33,190
	118,016	143,931	113,719
Total Operating Gross Margin	(19,745)	(13,428)	(19,694)

General and Administrative Expense	(7,040)	(9,781)	(9,132)
Gain (Loss) on Disposition of Assets, net	(352)	(60)	(1,364)
Total Operating Income (Loss)	(27,137)	(23,269)	(30,190)

Other Income (Expense)
Interest Expense	(10,870)	(11,562)	(11,048)
Interest Income	10	7	10
Other	530	2,485	(1,409)
Total Other Income (Expense)	(10,330)	(9,070)	(12,447)

Income (Loss) before Income Taxes	(37,467)	(32,339)	(42,637)

Income Tax Expense (Benefit)	2,342	63,496	6,292

Net Income (Loss)	(39,809)	(95,835)	(48,929)
Mandatory convertible preferred stock dividend	—	—	—
Net Income (Loss) Available to Common Stockholders	$(39,809)	$(95,835)	$(48,929)

Income (Loss) per Common Share - Basic
Net Income (Loss)	$(0.31)	$(0.78)	$(0.39)

Income (Loss) per Common Share - Diluted
Net Income (Loss)	$(0.31)	$(0.78)	$(0.39)

Number of common shares used in computing earnings per share:
Basic	130,142,527	123,090,238	124,830,473
Diluted	130,142,527	123,090,238	124,830,473

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$1,215	$2,085	$848
International & Alaska Drilling	63,213	88,619	61,478
Total Drilling Services	64,428	90,704	62,326
Rental Tools Services:
U.S. Rental Tools	$20,231	$22,555	$16,130
International Rental Tools	13,612	17,244	15,569
Total Rental Tools Services	33,843	39,799	31,699
Total Revenues	$98,271	$130,503	$94,025

Operating Expenses:
Drilling Services:
U.S. (Lower 48) Drilling	$4,200	$5,422	$4,232
International & Alaska Drilling	52,184	69,725	47,307
Total Drilling Services	56,384	75,147	51,539
Rental Tools Services:
U.S. Rental Tools	$13,455	$15,102	$12,102
International Rental Tools	15,975	17,868	16,888
Total Rental Tools Services	29,430	32,970	28,990
Total Operating Expenses	$85,814	$108,117	$80,529

Operating Gross Margin:
Drilling Services:
U.S. (Lower 48) Drilling	$(2,985)	$(3,337)	$(3,384)
International & Alaska Drilling	11,029	18,894	14,171
Total Drilling Services	8,044	15,557	10,787
Rental Tools Services:
U.S. Rental Tools	$6,776	$7,453	$4,028
International Rental Tools	(2,363)	(624)	(1,319)
Total Rental Tools Services	4,413	6,829	2,709
Total Operating Gross Margin Excluding Depreciation and Amortization	$12,457	$22,386	$13,496
Depreciation and Amortization	(32,202)	(35,814)	(33,190)
Total Operating Gross Margin	(19,745)	(13,428)	(19,694)

PARKER DRILLING COMPANY
Adjusted EBITDA (1)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Net Income (Loss)	$(39,809)	$(48,929)	$(46,228)	$(39,822)	$(95,835)
Interest Expense	10,870	11,048	11,015	12,187	11,562
Income Tax Expense (Benefit)	2,342	6,292	5,295	(913)	63,496
Depreciation and Amortization	32,202	33,190	34,474	36,317	35,814

EBITDA	5,605	1,601	4,556	7,769	15,037

Adjustments:
Other (Income) Expense	(540)	1,399	342	326	(2,492)
(Gain) Loss on Disposition of Assets, net	352	1,364	187	2	60
Special items (2)	—	876	—	—	—

Adjusted EBITDA	$5,417	$5,240	$5,085	$8,097	$12,605

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) Special items include: - For the three months ended December 31, 2016, special items include $0.9 million of net severance associated with the departure of three executives.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	March 31,		December 31,
	2017	2016	2016

Net Income (Loss) Available to Common Shareholders	$(39,809)	$(95,835)	$(48,929)
Income (Loss) per Diluted Share	$(0.31)	$(0.78)	$(0.39)

Adjustments:
Valuation Allowance	$—	$73,125	$6,772
Special Items	—	—	876
Total adjustments	—	73,125	7,648
Tax effect of adjustments	—	—	—
Net adjustments	—	73,125	7,648

Adjusted Net Income (Loss) Available to Common Shareholders(1)	$(39,809)	$(22,710)	$(41,281)
Adjusted Income (Loss) per Diluted Share (1)	$(0.31)	$(0.18)	$(0.33)

(1) We believe Adjusted Net Income (Loss) Available to Common Shareholders and Adjusted Income (Loss) per Diluted Share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net Income (Loss) Available to Common Shareholders and Income (Loss) per Diluted Share to be items outside of the Company’s normal operating results. Adjusted Net Income (Loss) Available to Common Shareholders and Adjusted Income (Loss) per Diluted Share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net Income (Loss) or Income (Loss) per Diluted Share.